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Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called the "Amendment") made as of April 28, 2006 by and among MV Partners, LP, an Kansas limited partnership ("Borrower"), Bank of America, N.A., as Administrative Agent ("Administrative Agent"), Swing Line Lender and L/C Issuer, and the Lenders party to the Original Agreement defined below ("Lenders").

W I T N E S S E T H:

        WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Credit Agreement dated as of December 21, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

        WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other credit which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

        Section 1.1.    Terms Defined in the Original Agreement.    Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

        Section 1.2.    Other Defined Terms.    Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this First Amendment to Credit Agreement.

          "Amendment Documents" means this Amendment and all other documents or instruments delivered in connection herewith or therewith.

          "Credit Agreement" means the Original Agreement as amended hereby.

ARTICLE II.

AMENDMENTS TO ORIGINAL AGREEMENT

        Section 2.1.    Financial Statements.    Subsections (a) and (b) of Section 6.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "(a) as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by reports and opinions of an independent certified public accountant firm of nationally recognized standing reasonably acceptable to the Required Lenders, which reports and opinions shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

          (b)   as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of such Persons in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes."

        Section 2.2.    Certificates; Other Information.    Subsection (f) of Section 6.2 of the Original Agreement is hereby amended in its entirety to read as follows:

          "(f)  as soon as available, and in any event within sixty (60) days after the end of each calendar quarter, a report describing by lease or unit the gross volume of production and sales attributable to production during such month from the properties described in the most recent Engineering Report and describing the related severance taxes, other taxes, and leasehold operating expenses attributable thereto and incurred during such month;"

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

        Section 3.1.    Effective Date.    This Amendment shall become effective as of the date first above written when and only when:

          (a)   Administrative Agent shall have received all of the following, at Administrative Agent's office, duly executed and delivered and in form and substance satisfactory to Administrative Agent:

              (i)  this Amendment executed by Borrower and the Required Lenders; and

             (ii)  such other supporting documents as Administrative Agent may reasonably request.

          (b)   Borrower shall have paid, in connection with this Amendment and the Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to this Amendment or any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent's attorneys.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

        Section 4.1.    Representations and Warranties.    In order to induce Lenders to enter into this Amendment, Borrower represents and warrant to Lenders that:

          (a)   The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except for purposes of this Amendment, the representations and warranties contained in Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1 of the Credit Agreement.

          (b)   Each Loan Party is duly authorized to execute and deliver this Amendment and the other Amendment Documents (to the extent such Loan Party is a party to this Amendment and the other Amendment Documents) and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Each Loan Party has duly taken all company action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents (to the extent that such Loan Party is a party to this Amendment and the other Amendment Documents) and to authorize the performance of its obligations hereunder and thereunder.

          (c)   The execution and delivery by each Loan Party of this Amendment and the other Amendment Documents (to the extent that such Loan Party is a party to this Amendment and the other Amendment Documents), the performance by each Loan Party of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of Law or of the organization documents of such Loan Party, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Loan Party, or result in the creation of any Lien upon any assets or properties of such Loan Party. Except for those which have been obtained, no consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by any Loan Party of this Amendment and the other Amendment Documents (to the extent that such Loan Party is a party to this Amendment and the other Amendment Documents) or to consummate the transactions contemplated hereby and thereby.

          (d)   When duly executed and delivered, each of this Amendment, the Amendment Documents and the Credit Agreement will be a legal and binding obligation of each Loan Party (to the extent that such Loan Party is a party to this Amendment and the other Amendment Documents), enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

ARTICLE V.

MISCELLANEOUS

        Section 5.1.    Ratification of Agreements.    The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

        Section 5.2.    Survival of Agreements.    All representations, warranties, covenants and agreements of any Loan Party herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Credit Agreement to Lenders shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

        Section 5.3.    Loan Documents.    This Amendment and the other Amendment Documents are each Loan Documents, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

        Section 5.4.    Governing Law.    This Amendment shall be governed by and construed in accordance with the Laws applicable to the Credit Agreement.

        Section 5.5.    Counterparts; Fax.    This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

        THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

MV PARTNERS, LP
By:	MV Energy, LLC, its general partner
	By:	Murfin Drilling Company, Inc., as member
By:	/s/ ROBERT D. YOUNG Robert D. Young Treasurer
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ TODD MACNEILL
Name:	Todd MacNeill
Title:	Vice President—Agency Management Officer III
BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ GREGORY B. HANSON
Name:	Gregory B. Hanson
Title:	Vice President
UNION BANK OF CALIFORNIA, N.A.
By:	/s/ RANDALL L. OSTERBERG
Name:	Randall L. Osterberg
Title:	Sr. Vice President—U.S. Marketing Manager
By:	/s/ JARROD BOURGEOIS
Name:	Jarrod Bourgeois
Title:	Vice President
GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ RANDALL HORNICK
Name:	Randall Hornick
Title:	Authorized Signatory

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FIRST AMENDMENT TO CREDIT AGREEMENT